November 2, 2016

The Ensign Group Reports Third Quarter 2016 Results

Conference Call and Webcast Scheduled for Tomorrow, November 3, 2016 at 10:00am PT

MISSION VIEJO, Calif., Nov. 02, 2016 (GLOBE NEWSWIRE) -- The Ensign Group, Inc. (Nasdaq:ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, home health, home care, hospice care, assisted living and urgent care companies, today announced its operating results for the third quarter of 2016, reporting GAAP diluted earnings per share for the quarter of $0.21 and adjusted earnings per share for the quarter of $0.32(1).

Quarter Highlights Include:

•
Consolidated GAAP EBITDAR for the quarter was $64.3 million, an increase of 19.7% over the prior year quarter, and consolidated adjusted EBITDAR was $68.1 million, an increase of 19.4% over the prior year quarter(1);

•	Same Store revenue for all segments grew by 4.0% over the prior year quarter to $251.0 million, and same store TSA revenue grew by 3.3% over the prior year quarter to $233.6 million;

•	Transitioning operational occupancy increased by 278 basis points over the prior year quarter to 74.7% and transitioning managed care days increased by 7.2% over the prior year quarter;

•	Transitioning revenue for all segments grew by 4.6% over the prior year quarter to $62.4 million, and transitioning TSA revenue grew by 5.6% over the prior year quarter;

•
Cornerstone Healthcare, Inc., our home health and hospice subsidiary, grew its segment income by 10.6% over the prior year quarter and revenue by $4.3 million to $29.5 million for the quarter, an increase of 16.9% over the prior year quarter; and

•
Consolidated GAAP revenues for the quarter were up $77.0 million or 21.9% over the prior year quarter to $428.1 million and consolidated adjusted revenues for the quarter were up $66.5 million or 19.3% over the prior year quarter to $411.2 million(1).

(1) See "Reconciliation of GAAP to Non-GAAP Financial Information".

Operating Results

Ensign's President and Chief Executive Officer Christopher Christensen indicated that the results for the quarter were in line with management's expectations.  Mr. Christensen reiterated that management anticipated the challenges that Ensign experienced and identified in the latter-half of the second quarter to continue into the third quarter.  He also affirmed that management expects Ensign to meet management's annual guidance for 2016.

"As we have discussed over and over again, our results are not symmetrical on a quarter by quarter basis, and we continue to focus on the fundamentals of our ever-changing business and driving clinical and financial performance over the long-term," Christensen said.  "Although we expect some of the lumpiness we have experienced recently to continue as referral and managed care networks continue to narrow on varying timelines, we are pleased that we have increased revenue and earnings under challenging circumstances," he added.

Commenting on some of the factors that impacted the quarter, Mr. Christensen indicated that most of the softness in occupancy that Ensign experienced was limited to few geographies, adding that "there are several strong pockets where our operations are performing ahead of schedule."  He added that "some slower-than-usual transitions and collection challenges in connection with our newly acquired operations, along with pressures on occupancy and skilled mix in a few of our markets during the quarter, all combined to impact our results.  But the good news is that there is much more we can do to continue improving our operations across the board, regardless of any industry changes on the horizon."

Mr. Christensen continued by indicating that Ensign's talented local leaders have focused relentlessly on building exceptional clinical systems to attract higher-acuity patients, growing occupancy and right-sizing expenses, one market at a time.  He also noted that many same-store leaders have been focusing on integrating 74 recently acquired and 29 transitioning skilled nursing and assisted living operations into the organization, which efforts have impacted operating results in both same store and newly acquired operations.  He added, "We have yet to tap into the exceptional amount of organic growth potential inherent in our newer operations, but we are as excited as ever about each of our strategic acquisitions and believe that as each of these carefully-selected additions are fully integrated, and as networks continue to narrow, that we will capitalize on the organic growth potential inherent in our same store, transitioning and newly acquired operations."

Chief Financial Officer Suzanne Snapper reported that adjusted operating margins were impacted by a number of factors, including a 196 basis point decline in same store occupancy, which was somewhat offset by an 126 basis point increase in managed care days. "In addition, we continue to see growth in our other skilled days and assisted living patient days, with increases of 755 basis points  and 67 basis points, respectively, over the quarter," she said. Ms. Snapper further noted that Ensign's business can vary from quarter to quarter, due largely to changes in reimbursement systems, delays and changes in state budgets, seasonality in occupancy and skilled mix, and the short-term impact of Ensign's acquisition activities.

Ms. Snapper added, "The fourth quarter is when we historically have our best occupancy and mix, as well as the positive effects of our annual rate increases," she said, noting that the majority of the improvements in Medicaid reimbursement in key states and the 2.4% market basket increase to Medicare rates will begin to take effect in the fourth quarter.

Ms. Snapper also added, "Our balance sheet remained strong, with approximately $290 million of availability on Ensign's new $450 million credit facility as of October 1, 2016, which also has a built-in expansion option, and 32 unlevered real estate assets that add additional liquidity." Ms. Snapper also reported that consolidated revenues for the quarter were up 21.9% over the prior year quarter to a record $428.1 million, GAAP EBITDAR for the quarter was $64.3 million and consolidated adjusted EBITDAR for the quarter was $68.1 million, an increase of 19.4% over the prior year quarter.

GAAP diluted earnings per share were $0.21 and fully diluted adjusted earnings per share were $0.32 for the quarter.  GAAP net income was $11.2 million and adjusted net income was $16.5 million. A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to adjusted EBITDAR and adjusted EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.

More complete information is contained in the Company's 10-Q, which was filed with the SEC today and can be viewed on the Company's website at http://investor.ensigngroup.net.

Quarter Highlights

During the quarter, the Company paid a quarterly cash dividend of $0.04 per share of Ensign common stock. Ensign has been a dividend-paying company since 2002 and has increased its dividend every year for 14 years.

Also during the quarter and since, the company announced the acquisition of the operations and real estate of Riverbend Post Acute Rehabilitation, a 152-bed skilled nursing facility located in Kansas City, Kansas.  Ensign also announced that Cornerstone Healthcare, Inc., Ensign's home health and hospice portfolio subsidiary, acquired the assets of Kinder Hearts Home Health and Hospice in Abilene, Texas effective September 1, 2016.

In addition, during the quarter Ensign affiliated operating companies opened two Healthcare Resorts, including:

•	The Healthcare Resort of Waco, with a 70-bed licensed transitional care operation and 30 private assisted living suites; and

•	The Healthcare Resort of Topeka, with a 70-bed licensed transitional care operation and 35 private assisted living suites.

The Healthcare Resorts offer world-class rehabilitation and healthcare services in a resort-like setting as well as offering private extended-stay suites for patients requiring additional assistance before they return home.

Ensign announced during the quarter that its urgent care subsidiary, Immediate Clinic Seattle, Inc., agreed to sell substantially all of its assets relating to its 14 urgent care operations in the greater Seattle market.  The asset sale includes 14 clinics in the greater Seattle, Washington area, as well as two additional locations that are currently under development.  The sale of Immediate Clinic, together with the sale of Integrity Urgent Care in Colorado in the third quarter, represents all of the Ensign-affiliated urgent care operations.  The parties expect to consummate the sale on December 11, 2016, and the transaction remains subject to certain closing conditions.

This brings Ensign's growing portfolio to 209 healthcare operations, thirty-five of which are owned, eighteen hospice agencies, seventeen home health agencies and three home care businesses across fourteen states.  Mr. Christensen reaffirmed that Ensign continues to actively seek transactions to acquire real estate and to lease both well-performing and struggling skilled nursing, assisted living and other healthcare related businesses in new and existing markets.

2016 Guidance Reaffirmed

Management reaffirmed its 2016 annual revenue guidance of $1.625 billion to $1.660 billion and its 2016 annual earnings per share guidance of $1.35to $1.42 per diluted share.  Management's guidance is based on diluted weighted average common shares outstanding of 52.6 million, which includes the impact of the stock repurchases in the first quarter of 2016.  In addition, the guidance assumes, among other things, anticipated Medicare and Medicaid reimbursement rate increases net of provider taxes, tax rates of 38.5% and acquisitions closed to date. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired, stock based compensation, gain on sale of urgent care centers, implementation costs for system improvements, costs incurred to recognize income tax credits, results at one closed facility, costs incurred for facilities currently being constructed and other start-up operations and insurance reserves in connection with legal settlements.

2017 Guidance Affirmed

Management also affirmed its guidance for 2017, with annual revenue guidance of $1.818 billion to $1.842 billion and annual earnings per share guidance of $1.62 to $1.70 per diluted share.  Management's guidance is based on diluted weighted average common shares outstanding of 54.2 million and a 36.0% tax rate, both of which reflect the anticipated impact of ASU 2016-09 that will become effective in 2017.  In addition, the guidance assumes, among other things, anticipated Medicare and Medicaid reimbursement rate increases net of provider taxes and acquisitions closed to date. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired, stock based compensation, costs incurred to recognize income tax credits and costs incurred for facilities currently being constructed and other start-up operations.

Conference Call

A live webcast will be held Thursday, November 3, 2016 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign's third quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign's website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Friday, December 2, 2016.

About EnsignTM

The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, physical, occupational and speech therapies, home health and hospice services, urgent care services and other rehabilitative and healthcare services at 209 operations, eighteen hospice agencies, seventeen home health agencies, three home care businesses and fourteen urgent care clinics in California, Arizona, Texas, Washington, Utah, Idaho, Colorado, Nevada, Iowa, Nebraska, Oregon, Wisconsin, Kansas and South Carolina. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar terms, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the operations, the home health and hospice businesses, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http:/www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management's current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company's business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company's periodic filings with the Securities and Exchange Commission, including its Form 10-Q, for a more complete discussion of the risks and other factors that could affect Ensign's business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information

Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.

SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	$428,065	$351,086	$1,221,816	$968,671
Expense:
Cost of services	348,971	280,545	985,817	770,293
(Gain)/loss related to divestitures	(2,505)	—	5,430	—
Rent—cost of services	33,342	24,500	91,074	62,531
General and administrative expense	17,306	17,165	54,351	46,917
Depreciation and amortization	10,911	7,288	28,981	20,185
Total expenses	408,025	329,498	1,165,653	899,926
Income from operations	20,040	21,588	56,163	68,745
Other income (expense):
Interest expense	(2,135)	(802)	(4,951)	(2,035)
Interest income	236	242	749	603
Other expense, net	(1,899)	(560)	(4,202)	(1,432)
Income before provision for income taxes	18,141	21,028	51,961	67,313
Provision for income taxes	6,957	7,869	20,124	25,833
Net income	11,184	13,159	31,837	41,480
Less: net income (loss) attributable to noncontrolling interests	29	(313)	184	(351)
Net income attributable to The Ensign Group, Inc.	$11,155	$13,472	$31,653	$41,831

Net income per share
Basic:	$0.22	$0.26	$0.63	$0.84
Diluted:	$0.21	$0.25	$0.61	$0.81

Weighted average common shares outstanding:
Basic	50,541	51,144	50,498	49,981
Diluted	52,045	53,070	52,102	51,880

Dividends per share	$0.0400	$0.0375	$0.1200	$0.1125

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$40,414	$41,569
Accounts receivable — less allowance for doubtful accounts of $36,960 and $30,308 at September 30, 2016 and December 31, 2015, respectively	232,465	209,026
Investments — current	7,511	2,004
Prepaid income taxes	1,325	8,141
Prepaid expenses and other current assets	18,569	18,827
Assets held for sale — current	8,466	—
Total current assets	308,750	279,567
Property and equipment, net	350,255	299,633
Insurance subsidiary deposits and investments	27,655	32,713
Escrow deposits	1,298	400
Deferred tax asset	21,427	20,852
Restricted and other assets	14,869	9,631
Intangible assets, net	42,975	45,431
Goodwill	67,100	40,886
Other indefinite-lived intangibles	19,086	18,646
Total assets	$853,415	$747,759

Liabilities and equity
Current liabilities:
Accounts payable	$38,005	$36,029
Accrued wages and related liabilities	71,597	78,890
Accrued self-insurance liabilities — current	22,076	18,122
Liabilities held for sale — current	1,709	—
Other accrued liabilities	57,531	46,205
Current maturities of long-term debt	8,141	620
Total current liabilities	199,059	179,866
Long-term debt — less current maturities	162,474	99,051
Accrued self-insurance liabilities — less current portion	45,717	37,881
Deferred rent and other long-term liabilities	8,545	3,976
Total equity	437,620	426,985
Total liabilities and equity	$853,415	$747,759

THE ENSIGN GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

The following table presents selected data from our condensed consolidated statements of cash flows for the periods presented:

	Nine Months Ended September 30,
	2016	2015
Net cash provided by operating activities	$71,184	$13,300
Net cash used in investing activities	(112,424)	(120,576)
Net cash provided by financing activities	40,085	96,937
Net (decrease) increase in cash and cash equivalents	(1,155)	(10,339)
Cash and cash equivalents at beginning of period	41,569	50,408
Cash and cash equivalents at end of period	$40,414	$40,069

THE ENSIGN GROUP, INC.
REVENUE BY SEGMENT
(In thousands)
(Unaudited)

The following table sets forth our total revenue by segment and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
	$	%	$	%	$	%	$	%

TSA Services
Skilled nursing facilities	$357,315	83.5%	$289,475	82.5%	$1,012,946	82.9%	$819,655	84.6%
Assisted and independent living facilities	31,248	7.3	27,686	7.9	92,124	7.5	57,916	6.0
Total TSA services	388,563	90.8	317,161	90.4	1,105,070	90.4	877,571	90.6
Home health and hospice services:
Home health	$15,529	3.6	$12,794	3.6	43,852	3.6	34,452	3.6
Hospice	13,991	3.3	12,456	3.5	40,827	3.4	29,057	3.0
Total home health and hospice services	29,520	6.9	25,250	7.1	84,679	7.0	63,509	6.6
All other (1)	9,982	2.3	8,675	2.5	32,067	2.6	27,591	2.8
Total revenue	$428,065	100.0%	$351,086	100.0%	$1,221,816	100.0%	$968,671	100.0%
(1) Includes revenue from services provided at our urgent care clinics and other ancillary operations.

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)
The following tables summarize our selected performance indicators for our TSA services segment along with other statistics, for the periods indicated:

	Three Months Ended September 30,
	2016	2015
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Skilled nursing revenue	$357,315	$289,475	$67,840	23.4%
Assisted and independent living revenue	31,248	27,686	3,562	12.9%
Total transitional, skilled and assisted living revenue	$388,563	$317,161	$71,402	22.5%
Number of facilities at period end	209	178	31	17.4%
Actual patient days	1,551,461	1,317,323	234,138	17.8%
Occupancy percentage — Operational beds	75.5%	77.9%		(2.4)%
Skilled mix by nursing days	30.0%	30.2%		(0.2)%
Skilled mix by nursing revenue	51.3%	52.5%		(1.2)%

	Three Months Ended September 30,
	2016	2015
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Skilled nursing revenue	$224,205	$217,044	$7,161	3.3%
Assisted and independent living revenue	9,424	9,145	279	3.1%
Total transitional, skilled and assisted living revenue	$233,629	$226,189	$7,440	3.3%
Number of facilities at period end	106	106	—	—%
Actual patient days	848,094	867,403	(19,309)	(2.2)%
Occupancy percentage — Operational beds	78.4%	80.4%		(2.0)%
Skilled mix by nursing days	29.5%	29.9%		(0.4)%
Skilled mix by nursing revenue	50.2%	52.4%		(2.2)%

	Three Months Ended September 30,
	2016	2015
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Skilled nursing revenue	$43,131	$41,163	$1,968	4.8%
Assisted and independent living revenue	4,950	4,381	569	13.0%
Total transitional, skilled and assisted living revenue	$48,081	$45,544	$2,537	5.6%
Number of facilities at period end	29	29	—	—%
Actual patient days	191,827	184,693	7,134	3.9%
Occupancy percentage — Operational beds	74.7%	71.9%		2.8%
Skilled mix by nursing days	31.8%	32.3%		(0.5)%
Skilled mix by nursing revenue	53.3%	54.9%		(1.6)%

	Three Months Ended September 30,
	2016	2015
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Skilled nursing revenue	$89,979	$29,432	$60,547	NM
Assisted and independent living revenue	16,874	14,160	2,714	NM
Total transitional, skilled and assisted living revenue	$106,853	$43,592	$63,261	NM
Number of facilities at period end	74	42	32	NM
Actual patient days	511,540	256,306	255,234	NM
Occupancy percentage — Operational beds	71.3%	74.9%		NM
Skilled mix by nursing days	30.2%	30.8%		NM
Skilled mix by nursing revenue	53.0%	51.0%		NM

	Three Months Ended September 30,
	2016	2015
	(Dollars in thousands)		Change	% Change
Facility Closed(4):
Skilled nursing revenue	$—	$1,836	$(1,836)	NM
Assisted and independent living revenue	—	—	—	NM
Total transitional, skilled and assisted living revenue	$—	$1,836	$(1,836)	NM
Actual patient days	—	8,921	(8,921)	NM
Occupancy percentage — Operational beds	—%	70.8%		NM
Skilled mix by nursing days	—%	13.2%		NM
Skilled mix by nursing revenue	—%	27.0%		NM

(1)	Same Facility results represent all facilities purchased prior to January 1, 2013.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2013 to December 31, 2014.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2015.

(4)
Facility Closed represent the result of one facility closed during the first quarter of 2016. These results were excluded from Same Facility results for three months ended September 30, 2015 for comparison purposes.

	Nine Months Ended September 30,
	2016	2015
	(Dollars in thousands)		Change	% Change
Total Facility Results:
Skilled nursing revenue	$1,012,946	$819,655	$193,291	23.6%
Assisted and independent living revenue	92,124	57,916	34,208	59.1%
Total transitional, skilled and assisted living revenue	$1,105,070	$877,571	$227,499	25.9%
Number of facilities at period end	209	178	31	17.4%
Actual patient days	4,393,965	3,515,719	878,246	25.0%
Occupancy percentage — Operational beds	76.2%	78.2%		(2.0)%
Skilled mix by nursing days	31.2%	30.2%		1.0%
Skilled mix by nursing revenue	52.8%	52.9%		(0.1)%

	Nine Months Ended September 30,
	2016	2015
	(Dollars in thousands)		Change	% Change
Same Facility Results(1):
Skilled nursing revenue	$673,751	$644,594	$29,157	4.5%
Assisted and independent living revenue	27,890	27,425	465	1.7%
Total transitional, skilled and assisted living revenue	$701,641	$672,019	$29,622	4.4%
Number of facilities at period end	106	106	—	—%
Actual patient days	2,546,746	2,562,390	(15,644)	(0.6)%
Occupancy percentage — Operational beds	79.1%	80.3%		(1.2)%
Skilled mix by nursing days	30.4%	30.2%		0.2%
Skilled mix by nursing revenue	51.6%	53.1%		(1.5)%

	Nine Months Ended September 30,
	2016	2015
	(Dollars in thousands)		Change	% Change
Transitioning Facility Results(2):
Skilled nursing revenue	$129,353	$121,802	$7,551	6.2%
Assisted and independent living revenue	14,290	13,137	1,153	8.8%
Total transitional, skilled and assisted living revenue	$143,643	$134,939	$8,704	6.5%
Number of facilities at period end	29	29	—	—%
Actual patient days	566,172	549,248	16,924	3.1%
Occupancy percentage — Operational beds	74.0%	71.9%		2.1%
Skilled mix by nursing days	33.6%	31.7%		1.9%
Skilled mix by nursing revenue	55.4%	54.4%		1.0%

	Nine Months Ended September 30,
	2016	2015
	(Dollars in thousands)		Change	% Change
Recently Acquired Facility Results(3):
Skilled nursing revenue	$209,222	$47,764	$161,458	NM
Assisted and independent living revenue	49,944	17,354	32,590	NM
Total transitional, skilled and assisted living revenue	$259,166	$65,118	$194,048	NM
Number of facilities at period end	74	42	32	NM
Actual patient days	1,277,802	377,219	900,583	NM
Occupancy percentage — Operational beds	72.0%	74.7%		NM
Skilled mix by nursing days	32.2%	29.1%		NM
Skilled mix by nursing revenue	55.0%	49.4%		NM

	Nine Months Ended September 30,
	2016	2015
	(Dollars in thousands)		Change	% Change
Facility Closed(4):
Skilled nursing revenue	$620	$5,495	$(4,875)	NM
Assisted and independent living revenue	—	—	—	NM
Total transitional, skilled and assisted living revenue	$620	$5,495	$(4,875)	NM
Actual patient days	3,245	26,862	(23,617)	NM
Occupancy percentage — Operational beds	70.7%	71.8%		NM
Skilled mix by nursing days	9.6%	13.1%		NM
Skilled mix by nursing revenue	14.0%	30.1%		NM

(1)	Same Facility results represent all facilities purchased prior to January 1, 2013.

(2)	Transitioning Facility results represents all facilities purchased from January 1, 2013 to December 31, 2014.

(3)	Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2015.

(4)
Facility Closed represent the result of one facility closed during the first quarter of 2016. These results were excluded from Same Facility results for nine months ended September 30, 2016 and 2015 for comparison purposes. Included in the nine months ended September 30, 2016 results is one month of operation as the facility was closed in February 2016; as such, the metrics are not comparable to the results during the nine months ended September 30, 2015.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate:

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Skilled Nursing Average Daily Revenue Rates:
Medicare	$583.82	$559.32	$565.61	$559.12	$485.97	$481.03	$549.31	$549.74
Managed care	425.23	421.83	464.33	458.62	404.24	408.76	425.91	426.75
Other skilled	474.97	451.25	341.37	324.39	403.36	425.29	449.50	430.03
Total skilled revenue	505.33	492.52	485.86	476.43	450.05	447.69	487.37	484.90
Medicaid	211.47	190.99	202.53	185.35	170.67	189.56	199.35	189.82
Private and other payors	203.92	190.06	177.55	193.00	179.69	200.88	193.87	191.20
Total skilled nursing revenue	$297.30	$281.11	$290.06	$280.18	$256.27	$270.29	$285.00	$279.09

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Skilled Nursing Average Daily Revenue Rates:
Medicare	$581.30	$562.85	$559.92	$557.24	$489.68	$468.53	$554.01	$555.32
Managed care	423.77	418.24	464.02	460.52	407.70	409.74	427.06	426.19
Other skilled	469.96	465.47	348.01	324.72	394.29	502.69	442.83	446.08
Total skilled revenue	503.80	497.92	480.78	479.35	451.19	452.43	488.32	492.12
Medicaid	208.06	190.28	193.96	183.80	173.44	187.74	198.66	188.78
Private and other payors	203.69	189.98	208.51	199.05	185.15	195.12	199.84	191.48
Total skilled nursing revenue	$297.73	$283.16	$291.89	$279.36	$264.53	$265.74	$289.37	$280.70

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the three and nine months ended September 30, 2016 and 2015:

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Percentage of Skilled Nursing Revenue:
Medicare	26.1%	28.6%	23.2%	24.4%	32.1%	28.2%	27.2%	27.9%
Managed care	15.8	16.2	25.2	24.8	17.7	17.9	17.4	17.6
Other skilled	8.3	7.6	4.9	5.7	3.2	4.9	6.7	7.0
Skilled mix	50.2	52.4	53.3	54.9	53.0	51.0	51.3	52.5
Private and other payors	8.9	7.9	6.5	8.3	10.2	8.3	8.9	8.0
Quality mix	59.1	60.3	59.8	63.2	63.2	59.3	60.2	60.5
Medicaid	40.9	39.7	40.2	36.8	36.8	40.7	39.8	39.5
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Percentage of Skilled Nursing Days:
Medicare	13.3%	14.4%	11.9%	12.2%	16.9%	15.9%	14.1%	14.2%
Managed care	11.0	10.8	15.7	15.1	11.2	11.8	11.6	11.5
Other skilled	5.2	4.7	4.2	5.0	2.1	3.1	4.3	4.5
Skilled mix	29.5	29.9	31.8	32.3	30.2	30.8	30.0	30.2
Private and other payors	13.0	11.7	10.6	12.1	14.5	11.2	13.1	11.8
Quality mix	42.5	41.6	42.4	44.4	44.7	42.0	43.1	42.0
Medicaid	57.5	58.4	57.6	55.6	55.3	58.0	56.9	58.0
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Percentage of Skilled Nursing Revenue:
Medicare	27.4%	30.2%	23.0%	24.0%	32.4%	29.5%	27.8%	29.2%
Managed care	16.2	15.7	26.4	25.6	18.7	14.7	18.0	17.0
Other skilled	8.0	7.2	6.0	4.8	3.9	5.2	7.0	6.7
Skilled mix	51.6	53.1	55.4	54.4	55.0	49.4	52.8	52.9
Private and other payors	8.3	8.0	7.6	8.5	9.3	11.6	8.4	8.4
Quality mix	59.9	61.1	63.0	62.9	64.3	61.0	61.2	61.3
Medicaid	40.1	38.9	37.0	37.1	35.7	39.0	38.8	38.7
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Nine Months Ended September 30,
	Same Facility		Transitioning		Acquisitions		Total
	2016	2015	2016	2015	2016	2015	2016	2015
Percentage of Skilled Nursing Days:
Medicare	14.0%	15.2%	12.0%	12.0%	17.5%	16.7%	14.5%	14.8%
Managed care	11.4	10.6	16.6	15.5	12.1	9.6	12.2	11.2
Other skilled	5.0	4.4	5.0	4.2	2.6	2.8	4.5	4.2
Skilled mix	30.4	30.2	33.6	31.7	32.2	29.1	31.2	30.2
Private and other payors	12.3	11.9	10.7	12.0	13.3	15.8	12.3	12.3
Quality mix	42.7	42.1	44.3	43.7	45.5	44.9	43.5	42.5
Medicaid	57.3	57.9	55.7	56.3	54.5	55.1	56.5	57.5
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
SELECT PERFORMANCE INDICATORS
(Unaudited)

The following tables summarize our selected performance indicators for our home health and hospice segment along with other statistics, for the periods indicated:

	Three Months Ended September 30,
	2016	2015	Change	% Change
Results:	(Dollars in thousands)
Home health and hospice revenue:
Home health services	$15,529	$12,794	$2,735	21.4%
Hospice services	13,991	12,456	1,535	12.3
Total home health and hospice revenue	$29,520	$25,250	$4,270	16.9%
Home health services:
Medicare Episodic Admissions	2,040	1,856	184	9.9%
Average Medicare Revenue per Completed Episode	2,978	2,920	58	2.0%
Hospice services:
Average Daily Census	907	764	143	18.7%

	Nine Months Ended September 30,
	2016	2015	Change	% Change
Results:	(Dollars in thousands)
Home health and hospice revenue:
Home health services	$43,852	$34,452	$9,400	27.3%
Hospice services	40,827	29,057	11,770	40.5
Total home health and hospice revenue	$84,679	$63,509	$21,170	33.3%
Home health services:
Medicare Episodic Admissions	6,234	5,343	891	16.7%
Average Medicare Revenue per Completed Episode	2,955	2,960	(5)	(0.2)%
Hospice services:
Average Daily Census	881	622	259	41.6%

THE ENSIGN GROUP, INC.
REVENUE BY PAYOR SOURCE

The following table sets forth our total revenue by payor source and as a percentage of total revenue for the periods indicated:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016		2015		2016		2015
	$	%	$	%	$	%	$	%
	(Dollars in thousands)				(Dollars in thousands)
Revenue:
Medicaid	$140,487	32.8%	$114,106	32.5%	$390,825	32.0%	$316,608	32.7%
Medicare	122,292	28.6	101,212	28.8	352,013	28.8	290,964	30.0
Medicaid-skilled	22,172	5.2	18,924	5.4	64,499	5.3	51,206	5.3
Total	284,951	66.6	234,242	66.7	807,337	66.1	658,778	68.0
Managed Care	67,381	15.7	54,411	15.5	197,102	16.1	148,374	15.3
Private and Other(1)	75,733	17.7	62,433	17.8	217,377	17.8	161,519	16.7
Total revenue	$428,065	100.0%	$351,086	100.0%	$1,221,816	100.0%	$968,671	100.0%
(1) Private and other payors also includes revenue from urgent care centers and other ancillary operations.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)
(Unaudited)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income attributable to The Ensign Group, Inc.	$11,155	$13,472	$31,653	$41,831

Non-GAAP adjustments
Results at urgent care centers, including noncontrolling interests(a)	123	422	(25)	445
Costs incurred for facilities currently being constructed and other start-up operations(b)	4,753	934	10,345	1,552
Results at a closed facility, including continued obligations and closing expenses(c)	136	—	8,538	—
Share-based compensation expense(d)	2,242	1,722	6,907	4,948
Cost of services - Insurance reserve in connection with the settlement of claims(e)	3,115	—	4,701	—
General and administrative - Acquisition related costs(f)	45	203	938	793
Gain on sale of urgent care centers(g)	(2,505)	—	(2,505)	—
General and administrative - Costs incurred related to new systems implementation and professional service fees(h)	126	920	1,073	2,119
General and administrative - Break up fee, net of costs, received in connection with a public auction(i)	—	—	—	(1,019)
Depreciation and amortization - Patient base(j)	669	205	1,660	797
Interest expense - Write off of deferred financing fees and amortization of deferred financing fees related to spin-off debt(k)	124	46	349	138
Provision for income taxes on Non-GAAP adjustments(l)	(3,437)	(2,070)	(12,195)	(4,035)
Non-GAAP Net Income	$16,546	$15,854	$51,439	$47,569

Diluted Earnings Per Share As Reported
Net Income	$0.21	$0.25	$0.61	$0.81
Average number of shares outstanding	52,045	53,070	52,102	51,880

Adjusted Diluted Earnings Per Share
Net Income	$0.32	$0.30	$0.99	$0.92
Average number of shares outstanding	52,045	53,070	52,102	51,880

(a) Represent operating results at newly opened urgent care centers, including noncontrolling interest.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	(5,931)	(6,366)	(20,573)	(20,007)
Cost of services	5,326	6,284	18,077	18,519
Rent	499	537	1,615	1,546
Depreciation and amortization	257	303	860	880
Non-controlling interest	(28)	(336)	(4)	(493)
Total Non-GAAP adjustment	123	422	(25)	445

(b) Represent operating results for facilities currently being constructed and other start-up operations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	(10,908)	—	(21,561)	—
Cost of services	12,247	918	24,711	1,526
Rent	3,185	3	6,673	10
Depreciation and amortization	229	13	522	16
Total Non-GAAP adjustment	4,753	934	10,345	1,552

(c) Represent results at closed facility during the three and nine months ended September 30, 2016, including fair value of continued obligation under lease agreement and related closing expenses $7.9 million and operating loss of $0.3 million.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue	—	—	(105)	—
Cost of services	131	—	8,567	—
Rent	5	—	62	—
Depreciation and amortization	—	—	14	—
Total Non-GAAP adjustment	136	—	8,538	—

(d) Represent share-based compensation expense incurred.
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cost of services	1,216	1,078	3,745	3,160
General and administrative	1,026	644	3,162	1,788
Total Non-GAAP adjustment	2,242	1,722	6,907	4,948
(e) Included in cost of services are insurance reserves in connection with the settlement of claims.
(f) Included in general and administrative are costs incurred to acquire an operation which are not capitalizable.
(g) Included in (gain)/loss related to divestitures is gain on sale of urgent care centers
(h) Included in general and administrative expense are costs incurred related to new systems implementation and income tax credits which contributed to a decrease in effective tax rate.
(i) Included in general and administrative expense is breakup fee, net of costs, received in connection with a public auction.
(j) Included in depreciation and amortization are amortization costs related to patient base intangible assets at newly acquired skilled nursing and assisted living facilities.
(k) Included in interest expense are write-offs of deferred financing fees associated with the amendment of credit facility and amortization of deferred financing fees related to the former revolving credit facility as part of the spin-off transaction.

(l) Represent adjustment to provision for income tax to our historical year to date effective tax rate of 38.5%

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles net income to EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Consolidated Statements of Income Data:
Net income	$11,184	$13,159	$31,837	$41,480
Less: net income (loss) attributable to noncontrolling interests	29	(313)	184	(351)
Interest expense, net	1,899	560	4,202	1,432
Provision for income taxes	6,957	7,869	20,124	25,833
Depreciation and amortization	10,911	7,288	28,981	20,185
EBITDA	$30,922	$29,189	$84,960	$89,281
Facility rent—cost of services	33,342	24,500	91,074	62,531
EBITDAR	$64,264	$53,689	$176,034	$151,812

EBITDA	$30,922	$29,189	$84,960	$89,281
Adjustments to EBITDA:
Urgent care center earnings(a)	(634)	(418)	(2,501)	(1,982)
Costs incurred for facilities currently being constructed and other start-up operations(b)	1,338	918	3,150	1,526
Results at closed facility, including continued obligations and closing expenses(c)	131	—	8,462	—
Share-based compensation expense(d)	2,242	1,722	6,907	4,948
Gain on sale of urgent care centers(e)	(2,505)	—	(2,505)	—
Insurance reserve in connection with the settlement of claims(f)	3,115	—	4,701	—
Acquisition related costs(g)	45	203	938	793
Costs incurred related to new systems implementation and professional service fees(h)	126	920	1,073	2,119
Breakup fee, net of costs, received in connection with a public auction(i)	—	—	—	(1,019)
Rent related to items(a), (b), and (c) above	3,689	540	8,350	1,556
Adjusted EBITDA	$38,469	$33,074	$113,535	$97,222
Rent—cost of services	$33,342	$24,500	$91,074	$62,531
Less: rent related to items(a), (b), and (c) above	(3,689)	(540)	(8,350)	(1,556)
Adjusted EBITDAR	$68,122	$57,034	$196,259	$158,197

(a) Operating results at urgent care centers. This amount excluded rent, depreciation and interest of $0.8 million and $2.5 million for the three and nine months ended September 30, 2016 and 2015, respectively. The results also excluded the net loss attributable to the variable interest entity associated with our urgent care business.

(b)
Costs incurred for facilities currently being constructed and other start-up operations. This amount excluded rent, depreciation and interest of $3.4 million and $7.2 million for the three and nine months ended September 30, 2016, respectively. Rent, depreciation and interest expenses were not material for the three and nine months ended September 30, 2015.

(c) Results at closed facility during three and nine months ended September 30, 2016, including fair value of continued obligation under lease agreement and related closing expenses of $7.9 million and operating loss of $0.2 million for the nine months ended September 30, 2016.

(d)	Share-based compensation expense incurred during the three and nine months ended September 30, 2016 and 2015.

(e)	Gain on sale of urgent care centers.

(f)	Insurance reserves in connection with the settlement of claims.

(g)	Costs incurred to acquire an operation which are not capitalizable.

(h)	Costs incurred related to new systems implementation and income tax credits which contributed to a decrease in effective tax rate.

(i)	Breakup fee, net of costs, received in connection with a public auction in which we were the priority bidder.

THE ENSIGN GROUP, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

The table below reconciles income from operations to EBITDA, EBITDAR, Adjusted EBITDA and Adjusted EBITDAR for each reportable segment for the periods presented:

	Three Months Ended September 30,				Nine Months Ended September 30,
	TSA Services		Home Health and Hospice		TSA Services		Home Health and Hospice
	2016	2015	2016	2015	2016	2015	2016	2015

Statements of Income Data:
Income from operations, excluding general and administrative expense(a)	$31,807	$36,226	$4,499	$4,067	$98,761	$108,592	$12,024	$9,738
Depreciation and amortization	8,680	5,542	215	258	22,757	15,368	711	703
EBITDA	$40,487	$41,768	$4,714	$4,325	$121,518	$123,960	$12,735	$10,441
Rent—cost of services	32,338	23,574	404	332	88,071	59,950	1,151	866
EBITDAR	$72,825	$65,342	$5,118	$4,657	$209,589	$183,910	$13,886	$11,307

EBITDA	$40,487	$41,768	$4,714	$4,325	$121,518	$123,960	$12,735	$10,441
Adjustments to EBITDA:
Costs at facilities currently being constructed and other start-up operations(b)	1,299	836	39	59	3,072	1,983	78	—
Results at closed facility, including continued obligations and closing expenses (c)	131	—	—	—	8,462	—	—	—
Share-based compensation expense(d)	1,123	997	66	—	3,460	2,890	204	181
Insurance reserve in connection with the settlement of claims(e)	3,115	—	—	—	4,701	—	—	—
Rent related to item(b) and (c)above	3,175	—	9	—	6,645	—	27	—
Adjusted EBITDA	$49,330	$43,601	$4,828	$4,384	$147,858	$128,833	$13,044	$10,622
Rent—cost of services	32,338	23,574	404	332	88,071	59,950	1,151	866
Less: rent related to items(b) and(c) above	(3,175)	—	(9)	—	(6,645)	—	(27)	—
Adjusted EBITDAR	$78,493	$67,175	$5,223	$4,716	$229,284	$188,783	$14,168	$11,488

(a) General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) Costs incurred for facilities currently being constructed and other start-up operations. This amount excluded rent, depreciation and interest of $3.4 million and $7.2 million for the three and nine months ended September 30, 2016, respectively. Rent, depreciation and interest expenses were not material for the three and nine months ended September 30, 2015.

(c) Results at closed facility during three and nine months ended September 30, 2016, including fair value of continued obligation under lease agreement and related closing expenses of $7.9 million and operating loss of $0.2 million for the nine months ended September 30, 2016.

(d) Share-based compensation expense incurred during the three and nine months ended September 30, 2016 and 2015.
(e) Insurance reserves in connection with the settlement of claims.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization and (d) rent-cost of services. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) costs incurred for operations currently being constructed and other start-up operations, excluding depreciation, interest and income taxes, (e) results of a single closed operation, excluding depreciation, interest and income taxes, (f) stock-based compensation expense, (g) costs incurred related to new systems implementation, (h) breakup fee, net of costs, received in connection with a public auction in which we were the priority bidder, (i) professional service fees include costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate, (j) costs incurred to acquire operations which are not capitalized, (k) insurance reserves in connection with legal settlements, (l) gain on sale of urgent care centers and (m)operating results at urgent care centers, excluding depreciation, interest and income taxes. Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) costs incurred for facilities currently being constructed and other start-up operations, excluding rent, depreciation, interest and income taxes, (f) results of a single closed operation, excluding depreciation, interest and income taxes, (g) stock-based compensation expense, (h) costs incurred related to new systems implementation, (i) break-up fee, net of costs, received in connection with a public auction in which we were the priority bidder , (j) professional service fees include costs incurred to recognize income tax credits which contributed to a decrease in effective tax rate, (k) costs incurred to acquire operations which are not capitalized, (l) insurance reserves in connection with legal settlements, (m) gain on sale of urgent care centers and (n) operating results at urgent care centers, excluding rent, depreciation, interest and income taxes. The company believes that the presentation of EBITDA, EBITDAR, adjusted EBITDA, adjusted EBITDAR, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. The company believes disclosure of adjusted net income per share, EBITDA, EBITDAR, adjusted EBITDA and adjusted EBITDAR has economic substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign's website at http://www.ensigngroup.net.